EXHIBIT 4.4



                            AMERICAN BILTRITE INC.

                                Amendment No. 3
                                ---------------

         This Amendment No. 3, dated as of June 30, 2003 (this "Agreement"), is among American Biltrite Inc., a Delaware corporation (the "Company"); K&M Associates L.P., a Rhode Island limited partnership (the "Guarantor"); and The Prudential Insurance Company of America. The parties hereto agree as follows:

         1. Note Agreement; Definitions. This Agreement amends the Note Purchase and Private Shelf Agreement and Facility Guarantee dated as of August 28, 2001 among the parties hereto (as in effect prior to giving effect to this Agreement, the "Note Agreement"). Terms defined in the Note Agreement as amended hereby (the "Amended Note Agreement") and not otherwise defined herein are used with the meaning so defined.

         2. Amendments to Note Agreement. Effective upon the date all the conditions set forth in Section 4 hereof are satisfied (the "Amendment Date"), which conditions must be satisfied no later than the date provided therein, the Note Agreement is amended as of the date of this Agreement as follows:

                  2.1 Amendment to Section 6A(ii). Section 6A(ii) of the Note Agreement is amended and restated to read in its entirety as follows:

                    "(ii) Fixed Charge Coverage Ratio. The ratio of Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters to Consolidated Fixed Charges for such period to be less than the following ratios during the following respective periods:

               Quarter(s) Ending                             Ratio
               -----------------                             -----
               December 31, 2001                           2.00 to 1.00
                March 31, 2002                             1.50 to 1.00
          June 30, 2002, September 30, 2002                1.75 to 1.00
          December 31, 2002, March 31, 2003                1.25 to 1.00
                 June 30, 2003                             -0.85 to 1.00
             September 30, 2003 and                        2.00 to 1.00"
       each fiscal quarter ending thereafter

                  2.2 Amendment to Section 6A(iv). Section 6A(iv) of the Note Agreement is amended and restated to read in its entirety as follows:

                  "(iv) Priority Debt. Priority Debt to exceed 15% of Consolidated Tangible Gross Worth, except in the case of the fiscal quarter ended June 30, 2003, in which case Priority Debt shall not exceed 18% of Consolidated Tangible Gross Worth."


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                  2.3 Amendment to Section 6A(v). Section 6A(v) of the Note
Agreement is amended and restated to read in its entirety as follows:

                    "(v) Leverage Ratio. The Leverage Ratio to exceed the following ratios as of the end of the following respective periods:

               Quarter(s) Ending                           Ratio
               -----------------                           -----
               September 30, 2001                       3.25 to 1.00
               December 31, 2001                        2.75 to 1.00
           March 31, 2002, June 30, 2002                3.25 to 1.00
               September 30, 2002                       2.75 to 1.00
               December 31, 2002                        3.25 to 1.00
                 March 31, 2003                         3.35 to 1.00
                 June 30, 2003                          10.10 to 1.00
             September 30, 2003 and                     2.50 to 1.00"
       each fiscal quarter ending thereafter

                  2.4 Amendment of Section 6B. Section 6B of the Note Agreement is amended and restated to read in its entirety as follows:

                  "6B. Net Worth. The Company will not permit, as at the end of each fiscal quarter, Consolidated Tangible Net Worth to be less than the sum of (i) $45,000,000, plus (ii) 50% of Consolidated Net Income Available for Tangible Net Worth for the period from December 31, 2002 to and including the most recent quarter ended prior to the measurement date."

                  2.5 Amendment to Section 6C. Section 6C of the Note Agreement is amended by deleting the reference to "$5,000,000" in clause (i) and replacing "$6,000,000" therefor.

                  2.6 Amendment to Section 6F(v). Section 6F(v) of the Note Agreement is amended and restated to read in its entirety as follows:

                  "(v) equity investments in Congoleum existing at December 31, 2000;"

         3. Representations and Warranties. Each of the Company and the Guarantor jointly and severally represents and warrants as follows:

                  3.1 Legal Existence, Organization. Each of the Company and the Guarantor is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with all power and authority, corporate, limited liability company, partnership or otherwise, necessary (a) to enter into and perform this Agreement and the Amended Note Agreement, and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it. Each of the Company and the Guarantor has taken all corporate, limited liability company, partnership or other action required to make the provisions of this Agreement and the Amended Note Agreement the valid and enforceable obligations they purport to be.


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                  3.2 Enforceability. Each of the Company and the Guarantor
has duly authorized, executed and delivered this Agreement. Each of this Agreement and the Amended Note Agreement is the legal, valid and binding obligation of each of the Company and the Guarantor and is enforceable against the Company and the Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

                  3.3 No Legal Obstacle to Agreements. Neither the execution, delivery or performance of this Agreement, nor the performance of the Amended Note Agreement, nor the consummation of any other transaction referred to or contemplated by this Agreement, nor the fulfillment of the terms hereof or thereof, has constituted or resulted in or will constitute or result in:

                  (a) any breach or termination of any agreement, instrument, deed or lease to which the Company or any of its Restricted Subsidiaries is a party or by which it is bound, or of the charter or by-laws of the Company or any of its Restricted Subsidiaries;

                  (b) the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Restricted Subsidiaries;

                  (c) the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of the Company or any of its Restricted Subsidiaries; or

                  (d) any redemption, retirement or other repurchase obligation of the Company or any of its Restricted Subsidiaries under any charter, by-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company or any of its Restricted Subsidiaries in connection with the execution, delivery and performance of this Agreement or the performance of the Amended Note Agreement, or the consummation of the transactions contemplated hereby or thereby, except for any filings which may be required pursuant to the federal securities laws and regulations.

                  3.4 Defaults. Immediately before and after giving effect to the amendments set forth in Section 2 hereof, no Default will exist.

                  3.5 Incorporation of Representations and Warranties. Except as disclosed by the Company in any filing with the Securities and Exchange Commission, the representations and warranties set forth in paragraph 8 of the Amended Note Agreement are true and correct on the date hereof as if originally made on and as of the date hereof, except (a) to the extent that any such representations or warranties speak as of an earlier date, in which case they shall be true and correct as of such earlier date, and (b) for any exhibits or schedules to the Note Agreement, which exhibits and schedules shall be true and correct as of the date of the Note Agreement.


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         4. Representation and Warranty of Prudential. Prudential represents and warrants that it holds 100% of the aggregate principal amount of the Series A Notes outstanding as of the date of this Agreement and the Amendment Date.

         5. Conditions. The effectiveness of this Agreement shall be subject to the satisfaction of the following conditions, which conditions must be satisfied no later than August 14, 2003 or this Agreement shall terminate:

                  5.1. Officer's Certificate. Except as disclosed by the Company in any filing with the Securities and Exchange Commission, the representations and warranties of the Company and the Guarantor set forth or incorporated by reference herein shall be true and correct as of the Amendment Date as if originally made on and as of the Amendment Date, except (a) to the extent that any such representations or warranties speak as of an earlier date, in which case they shall be true and correct as of such earlier date, and (b) for any exhibits or schedules to the Note Agreement, which exhibits and schedules shall be true and correct as of the date of the Note Agreement; after giving effect to this Agreement, no Default shall have occurred on or prior to the Amendment Date; and Prudential shall have received a certificate to these effects signed by a Responsible Officer in the event the Amendment Date occurs after the date hereof.

                  5.2. Proper Proceedings. This Agreement and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of the Company and the Guarantor. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person with respect to any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. Prudential shall have received copies of all documents, including certificates, records of corporate, limited liability company, partnership or other proceedings and opinions of counsel, which Prudential may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate, limited liability company, partnership or governmental authorities.

                  5.3. Executed Agreement. Prudential shall have received a counterpart of this Agreement executed by the Company and the Guarantor.

         6. General. The Amended Note Agreement and the Notes are each confirmed as being in full force and effect. This Agreement, the Amended Note Agreement, the Notes and the letter agreement dated August 1, 2003 between the Company, the Guarantor and The Prudential Insurance Company of America and the documents referred to therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.



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         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                           AMERICAN BILTRITE INC.


                                           By /s/ Howard N. Feist
                                              --------------------------------
                                              Name:   Howard N.Feist
                                              Title:  Vice President


                                           K&M ASSOCIATES L.P.

                                           By: AIMPAR, INC., its General Partner


                                           By /s/ Howard N. Feist
                                              --------------------------------
                                              Name:  Howard N. Feist
                                              Title: Vice President


                                           THE PRUDENTIAL INSURANCE COMPANY
                                           OF AMERICA


                                           By /s/ Kevin J. Kraska
                                              --------------------------------
                                              Name:  Kevin J. Kraska
                                              Title: Vice President







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